UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 22, 2020
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Principal Accounting Officer.
On November 2, 2020, 8x8, Inc. (the “Company”) issued a press release announcing the appointment of Germaine Cota, the Company’s Global Vice President, Controller and Treasurer as the Company’s Chief Accounting Officer. Ms. Cota was appointed by the Company's Board on October 22, 2020 and will serve as the Company’s principal accounting officer until the earlier of her cessation of employment or the Board’s appointment of her successor.
Ms. Cota, age 39, joined the Company in January 2020 in her current role. Prior to 8x8, Ms. Cota served as the U.S. CFO for Nikkei listed Mercari, Inc., a peer-to-peer e-commerce platform, from August 2018 to December 2019. From April 2013 to August 2018, Ms. Cota held various accounting, accounting operations, and financial reporting roles at LinkedIn Corporation, an online services business with the world's largest professional network. Prior to LinkedIn, Ms. Cota spent over nine years in assurance and advisory services at Ernst & Young, LLP. Ms. Cota holds a bachelor of science degree in Accounting from Santa Clara University and is a Certified Public Accountant in California.
There are no family relationships between Ms. Cota and any Company director or executive officer, and no arrangements or understandings between Ms. Cota and any other person pursuant to which she was selected as an officer.
Under the terms of Ms. Cota’s employment with the Company, Ms. Cota is employed on an “at will” basis. Ms. Cota’s annual base salary is $300,000 and she has an annual bonus target of 40% of her base salary. Ms. Cota is not entitled to any payments from the Company in the event her employment by the Company terminates as a result of death or disability. Ms. Cota is eligible to receive certain benefits if her employment is terminated without cause by the Company within three months before or twelve months after a change-in-control of the Company on terms substantially similar to those set forth under the Company’s Amended and Restated 2017 Executive Change-in-Control and Severance Policy. In such an event, Ms. Cota will be eligible to receive a one-time payment equivalent to six months of her base salary, twelve months COBRA reimbursement for health insurance and continued participation in the Company’s group medical, dental, life, disability and other group insurance plans to the extent available on commercially reasonable terms, and full acceleration upon her termination date of (i) all her time-based equity awards and (ii) her performance-based equity awards to the extent the performance criteria for such awards was satisfied as of the date of the Company’s change-in-control.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020

8x8, Inc.

By: /s/ Matthew Zinn
Matthew Zinn
SVP, General Counsel, Chief Privacy Officer, & Corporate Secretary